Exhibit 31.1

CERTIFICATION

I, Bruce W. Diamond, certify that:

1.                I have reviewed this annual report on Form 10-K/A of WJ Communications, Inc.;

2.                Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated:	April 26, 2007	By:	/s/ BRUCE W. DIAMOND
Bruce W. Diamond
President and Chief Executive Officer
(principal executive officer)